EXHIBIT 10.1

Execution Version

LIMITED WAIVER AND FIRST AMENDMENT TO

CREDIT AGREEMENT

This LIMITED WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 16, 2019, is by and among Roan Resources, Inc., Delaware corporation (the “Borrower”); Cortland Capital Market Services LLC, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”) and the Lenders signatory hereto.

Recitals

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Credit Agreement dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of Borrower.

WHEREAS, Borrower has requested and the Lenders have agreed to amend the Credit Agreement in certain respects as hereinafter provided.

WHEREAS, Borrower has advised the Administrative Agent that it delivered evidence of recording of all Mortgages pursuant to Section 9.16(a) of the Credit Agreement after the post-closing deadline (such violation, the “Specified Violation”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all references to sections and articles in this Amendment refer to sections and articles of the Credit Agreement.

Section 2. Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Lenders hereby waive any Default or Event of Default arising solely as a result of the Specified Violation.

The limited waiver granted in this Section 2 is a one-time waiver and limited solely to the Specified Violation and nothing contained in this Section 2 shall be deemed a consent to, or waiver of, any other action or inaction of any Credit Party which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Credit Document. Neither the Lenders nor Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Credit Document and such limited waiver shall not constitute a course of dealing among the parties.

Section 3. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Curlin Asset Value” shall mean with respect to any wellbore (or potential wellbore), an amount equal to (x) the number of acres associated with the applicable Curlin Assets for the section upon which such wellbore (or potential wellbore) is located times (y) the value per acre in such section based on the nri of Roan Resources Inc. (as approved by the Oklahoma Corporation Commission) divided by (z) the total number of reasonably assumed potential wells per such section (which shall be four per section unless approved by the Administrative Agent (acting at the direction of the Required Lenders)).

“Disposed Wellbores” shall have the meaning provided in Section 10.4(p).

“Qualified Wellbore Proposal” shall have the meaning provided in Section 10.4(p).

(b) Section 5.2(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(i) any Disposition by the Credit Parties or any of their Subsidiaries pursuant to Section 10.4; provided, that no mandatory prepayment shall be required with the proceeds of a Disposition made in reliance on Section 10.4(p) so long as the proceeds of such sale are held in a segregated deposit account that is subject to a Control Agreement that does not permit withdrawals from such account (except with the consent of the Administrative Agent acting at the direction of the Required Lenders (other than withdrawals for the payment of account fees or similar expenses related to the maintenance of such deposit account)) or”

(c) Section 10.4 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (n) thereof, replacing the “.” with “; and” at the end of clause (o) thereof and adding the following clause (p):

“(p) Dispositions of wellbores or potential wellbores (limited, for the avoidance of doubt, to the specific wellbores and not including any other portion of the common resource) that comprise less than all or substantially all of the Curlin Assets (with respect to any such Disposition, the “Disposed Wellbores”) to OpCo or any of the OpCo Subsidiaries so long as (i) the proceeds received by the Borrower from such Disposition are 100% in cash, (ii) the amount received is greater than or equal to the aggregate Curlin Asset Value of the Disposed Wellbores at the time of such Disposition, (iii) such Disposition (A) is consummated within thirty (30) days of the receipt of a wellbore proposal by the Borrower from a third-party that is not an Affiliate of OpCo or the Borrower (a “Qualified Wellbore Proposal”) and (B) is limited to wellbores subject to such Qualified Wellbore Proposal, (iv) the Borrower delivers notice to the Administrative Agent (which shall provide such notice to the Lenders as soon as practicable) at least 10 Business

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Days in advance of the proposed Disposition which notice shall include (A) a certification of an Authorized Officer of the Borrower (x) that a true and correct copy of the applicable Qualified Wellbore Proposal is attached to such notice and (y) of the aggregate Curlin Asset Value attributable to the Disposed Wellbores, (B) drafts of the definitive legal documentation for such Disposition and (C) legal descriptions of the Disposed Wellbores, (v) such Disposed Wellbores are to be operated by a Person that is not an Affiliate of OpCo or the Borrower. For the avoidance of doubt, the Administrative Agent shall only be required to deliver the notice and the other documentation received by the Administrative Agent to the Lenders, and the Administrative Agent shall not be required to determine the completeness of such documentation or the accuracy of the calculations contained in such documents.

(d) Section 10.4(i) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(i) the Disposition of all or substantially all of the Curlin Assets subject to (A) there being no Default or Event of Default after giving effect to such Disposition and (B) Net Cash Proceeds received by the Borrower in respect of such Disposition being greater than $50,000,000;”

(e) Section 10.12(k) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“(k) the transactions consummated pursuant to Section 10.4(p) hereunder; and”

Section 4. Conditions Precedent

Section 4.1. The Administrative Agent shall have received from the Lenders counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.

Section 4.2. The Administrative Agent shall have received a certificate of an Authorized Officer, dated as of the Amendment Effective Date, certifying that the representations and warranties set forth in Section 5.3 of this Amendment are true and correct in all material respects.

Section 4.3. The Administrative Agent and the Lenders shall have been reimbursed for all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable and documented fees and expenses of counsel to the Administrative Agent, Holland & Knight LLP and counsel to each of the Lenders, including Simpson Thacher & Bartlett LLP, Akin Gump Strauss Hauer & Feld LLP and Thompson & Knight LLP).

Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the “Amendment Effective Date” shall occur) when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 13.1 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

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Section 5. Miscellaneous.

Section 5.1. Confirmation. The provisions of the Credit Agreement, as amended and modified by this Amendment, shall remain in full force and effect following the Amendment Effective Date.

Section 5.2. Ratification and Affirmation. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) agrees that from and after the Amendment Effective Date each reference to the Credit Agreement in the Guarantee and the other Credit Documents shall be deemed to be a reference to the Credit Agreement, as amended and modified by this Amendment.

Section 5.3. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that, immediately prior to and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing; (b) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (c) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects (unless such representation or warranty contains a materiality qualifier in which case such representation or warranty shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representation or warranty contains a materiality qualifier in which case such representation or warranty shall be true and correct in all respects) as of such earlier date).

Section 5.4. Credit Document. This Amendment is a Credit Document and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. On and after the effectiveness of this Agreement, each reference in each Credit Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment.

Section 5.5. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

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Section 5.6. No Oral Agreement. This Amendment, the Credit Agreement and the other Credit Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

Section 5.7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

Section 5.8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.9. Payment of Expenses. In accordance with Section 13.5 of the Credit Agreement, Borrower agrees to pay or reimburse Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

Section 5.10. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.12. WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the Amendment Effective Date.

ROAN RESOURCES, INC., as Borrower

By:	/s/ David Edwards
Name: David Edwards
Title: Chief Financial Officer

Signature Page to Limited Waiver and First Amendment to Credit Agreement

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:	/s/ Winnalynn N. Kantaris
Name: Winnalynn N. Kantaris
Title: Associate General Counsel

Signature Page to Limited Waiver and First Amendment to Credit Agreement

YORK CREDIT OPPORTUNITIES FUND, L.P., as Lender

By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	Chief Legal Officer

YORK MULTI-STRATEGY MASTER FUND, L.P., as Lender

By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	Chief Legal Officer

YORK CREDIT OPPORTUNITIES FUND, L.P., as Lender

By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	Chief Legal Officer

YORK CREDIT OPPORTUNITIES INVESTMENTS FASTER FUND, L.P., as Lender

By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	Chief Legal Officer

Signature Page to Limited Waiver and First Amendment to Credit Agreement

YORK SELECT STRATEGY MASTER FUND, L.P., as Lender

By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	Chief Legal Officer

EXUMA CAPITAL, L.P., as Lender

By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	Chief Legal Officer

Signature Page to Limited Waiver and First Amendment to Credit Agreement

ELLIOT ASSOCIATES, L.P., as Lender

By: Elliot Capital Advisors, L.P., as General Partner

By: Braxton Associates, Inc., as General Partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOT INTERNATIONAL, L.P., as Lender

By: Hambledon,Inc., as General Partner

By: Elliot International Capital Advisors Inc.,
as attorney-in-fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

Signature Page to Limited Waiver and First Amendment to Credit Agreement

RH DEBT FUND, L.P., as Lender

By: JVL Advisors, LLC, its general partner

By:	/s/ John V. Lovoi
	Name:	John V. Lovoi
	Title:	Manager

Signature Page to Limited Waiver and First Amendment to Credit Agreement